Exhibit 99

Media Contact:

John W. Spelich, (949) 471-7710

john.spelich@gateway.com

Investor Contact:

Marlys Johnson, (605) 232-2709

marlys.johnson@gateway.com

SNYDER NAMED INTERIM CHIEF EXECUTIVE OFFICER OF GATEWAY

Chairman of the Gateway Board of Directors and former Gateway President and COO assumes interim CEO role, replacing Wayne Inouye

IRVINE, Calif., Feb 9, 2006 – The Gateway, Inc. (NYSE: GTW) Board of Directors has named Chairman and long-time Director Rick Snyder as the company’s interim chief executive officer following the resignation of Wayne Inouye.

Snyder, a former Gateway president and COO, will act as CEO on an interim basis while the company searches for a permanent replacement. Inouye, who became CEO following the March 2004 Gateway acquisition of eMachines, resigned Wednesday to pursue other interests.

“On behalf of the Board, I want to thank Wayne for his efforts during the past two years to stabilize and build the company,” Snyder said. “Thanks to the efforts of the management team and employees, Gateway last year posted its first GAAP profit since 2000, and recognized a $643 million improvement in operating income from 2004, while experiencing an increase in brand awareness and continued positive reception for its products and services from customers and trade press alike.”

Snyder will take over as CEO immediately. Inouye will serve in an advisory role to ensure a smooth transition.

Snyder, chairman, chief executive officer and co-founder of Ardesta LLC of Ann Arbor, Mich., a company focused on bringing small tech products to the global marketplace, has been a director of Gateway since 1991 when he joined the company as executive vice president. Snyder co-led the Gateway initial public offering with Gateway founder Ted Waitt.

In January 1996, Snyder was promoted to president and chief operating officer, a position he held until leaving the company as an employee in August 1997. During his tenure at Gateway, the company grew from a privately held $600 million business to an NYSE-traded global player in the PC industry with revenues in excess of $6 billion.

Snyder said that neither he nor the Board envision any immediate major strategic changes at Gateway in terms of product offered or sales channels.

“Having just approved the 2006 annual operating plan, I and the other Directors believe the company is essentially on the right course for long-term growth, and that our employees and senior management team have a sense of urgency about improving the company’s financial results,” Snyder said. “However, we will take this opportunity to re-examine the strategic direction of Gateway to fine-tune our products, services and approach to our Professional and Consumer Direct markets.”

The Board has begun a search for a permanent replacement CEO and expects to complete the search by late summer. While in his interim role, Mr. Snyder will step down temporarily from his positions as chairman of the Corporate Governance & Nominating Committee and member of the Audit Committee but will remain Chairman of the Board. In the interim, Board member Janet Clarke will become chair of the Corporate Governance and Nominating Committee and Board member George Krauss will join the Audit Committee.

Since the acquisition of eMachines, Gateway had embarked on a back-to-basics strategy of selling only PCs and related products, software and services with a focus on being among the lowest-cost companies in the industry. Last year, the company articulated a strategy of combining operational excellence and a differentiated customer-intimacy focus designed to drive long-term relationships.

Gateway offers products and services under two very distinctive, high quality and reliable brands with excellent during- and after-sales service, support and integration that appeal to very different markets and customer segments. Gateway will continue efforts to simplify every aspect of the business with an eye towards greater efficiency and productivity and a further reduction in costs as a percent of revenue.

“Gateway’s management team is focused on growing both the top-line and bottom line at rates significantly faster than our competition,” Snyder said. “We expect to do that by delivering great products with excellent service during and after sale.”

About Gateway

Since its founding in 1985, Irvine, Calif.-based Gateway (NYSE: GTW) has been offering award-winning PCs and related products to consumers, businesses, government agencies and schools with highest quality and service and best overall value. Gateway is now the third largest PC company in the U.S. and among the top ten worldwide. The company’s value-based eMachines brand is sold exclusively by leading retailers worldwide, while the premium Gateway line is available at major retailers, over the web and phone, and through its direct and indirect sales force. See http://www.gateway.com for more information.

Special note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; the extent of seasonal changes in demand; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, risks related to shifting our distribution model to third-party retail; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to simplify the company’s business, change its distribution model and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

ATTACHMENT: Biography

Rick Snyder, Gateway, Inc. Chairman of the Board and Chief Executive Officer (interim)

Rick Snyder is chairman of the Board, chief executive officer and co-founder of Ardesta, LLC, in Ann Arbor, Michigan; a company focused on bringing small tech products to the global marketplace. Since 1991, his primary business activities have focused on the technology industry and the development of emerging and high-growth companies.

In 1997, he founded and led Avalon Investments, Inc., a venture capital company targeted at investments in technology-oriented ventures. Avalon was established as a $100 million fund targeting early stage technology investments. From 1997 until 2000, Avalon invested in 24 companies, including several that were started based on technology transferred from universities.

From 1991 through 1997, Snyder served as executive vice president and a director, and later president and COO of Gateway. His responsibilities included overseeing all company operations and assisting in the strategic direction of the company. During his tenure at Gateway, the company grew from a privately held $600 million firm to an NYSE-traded organization with revenues in excess of $6 billion. In 2005, Snyder was elected chairman of the Board.

In 1982, Snyder started his business career with Coopers & Lybrand (now PricewaterhouseCoopers), where he began in the tax department of the Detroit office and rose to partner in 1988. A year later, he was named partner in charge of the mergers and acquisitions practice in C&L’s Chicago office. He built a significant practice for the firm, focusing primarily on the buyer’s side due diligence investigations. From 1982 to 1984, Snyder also served as an adjunct assistant professor of accounting at the University of Michigan.

Snyder earned three degrees from the University of Michigan by the age of 23. In 1977, he received a bachelor’s degree, with high distinction, in General Studies. Two years later, he earned a master’s degree in Business Administration, and added a Juris Doctor degree in 1982.

Snyder has been active in community affairs and has held leadership positions in a variety of charitable and economic development organizations. Currently, he serves as chairman of Ann Arbor SPARK, an innovation-focused economic development organization; and is a member of three of the University of Michigan’s advisory boards, including chairman of the Technology Transfer Board.

In addition, Snyder is active on the boards of directors or advisory boards of several privately held companies and community and educational organizations, including The Henry Ford; the NanoBusiness Alliance; The Nature Conservancy – Michigan Chapter; and The Sphinx Organization. Snyder is also a member of the Michigan Bar Association.

In addition to the Gateway chairmanship, Snyder is chairman of the Corporate Governance & Nominating Committee and is a member of the Audit Committee. Mr. Snyder will temporarily step down from these Committee positions while serving as interim CEO.

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